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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: DECEMBER 9, 1997
                DATE OF EARLIEST EVENT REPORTED: DECEMBER 8, 1997


                               PRIMARK CORPORATION
             (Exact name of registrant as specified in its charter)


                                     1-8260
                            (Commission File Number)



           MICHIGAN                                      38-2383282
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization

1000 WINTER STREET, SUITE 4300N, WALTHAM, MA                           02154
 (Address of principal executive offices)                            (Zip Code)


                                  617-466-6611
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

On December 8, 1997, the Company entered into an agreement to sell its subsidiary, TASC, Inc. for $432 million in cash, subject to adjustments including changes in the TASC consolidated equity account through the date of closing. Included in the sale is TASC's weather information subsidiary WSI Corporation and affiliated weather information companies headquartered in the United Kingdom.

The transaction is subject to certain consents, including those required by the Hart-Scott-Rodino Anti-Trust Improvements Act and federal government national security regulations. Given that TASC constitutes a significant portion of Primark's revenues, net income and assets, the transaction will be submitted to Primark shareholders for approval. It is anticipated that the closing will take place by April 1, 1998.

The after-tax cash proceeds from the sale are estimated to be approximately $345 million. Primark intends to use a portion of the proceeds to redeem the Company's $112 million Senior Notes due October 15, 2000. The Company will consider using the balance of the proceeds for the reduction of bank debt, the repurchase of shares of its common stock and acquisitions of businesses in financial, economic and market research information.

The results of TASC's operations will be reported separately as a component of discontinued operations. Prior year consolidated financial statements will be restated to present the TASC business as a discontinued operation.

TASC, Inc. provides advanced information technology services to national security, civilian government and commercial customers. On a consolidated basis, TASC had revenues of $387.0 million for the year ended December 1996 and $324.8 million for the nine months ended September 1997.

Consummation of the proposed transaction will permit the Company's management to focus all of its resources on the financial and economic information services businesses and opportunities for growth in the global market for information content. The Company's management intends to consider new approaches to its business systems and organizational structure to achieve efficiencies, improve profitability and customer service and accelerate new product development.

The Company also announced on December 8, 1997 that it continues to engage BT/Alex. Brown to assist the Company in evaluating strategic alternatives that could increase shareholder value. BT/Alex. Brown had been initially retained in 1997 when the Company was approached by various third parties regarding a possible sale of the Company. The Company, with BT/Alex. Brown's assistance, will explore various alternatives which could include, among other things, a sale of the Company, repurchase of the Company's shares of common stock, further reductions in bank debt or acquisitions in the financial, economic and market research information services sector.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

 EXHIBIT
  NUMBER   DESCRIPTION
 -------   -----------
   2.1* Stock Purchase Agreement by and among Primark Corporation, Primark Information Services UK Limited and Litton Industries, Inc. and Litton U.K. Limited dated as of December 8, 1997.

   2.2* Information Technology Services Agreement by and among Primark Corporation, TASC, Inc. and Litton Industries, Inc.

   99.1    Press Release dated December 8, 1997.

* Indicates exhibit to be filed by amendment.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               PRIMARK CORPORATION

 Date:  December 9, 1997                       BY:  /s/ Stephen H. Curran
                                               --------------------------

                                                        Stephen H. Curran
                                                  Executive Vice President and
                                                     Chief Financial Officer
                                                  (Principal Financial Officer)